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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):   August 8, 2000

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


              Delaware                     001-14057              61-1323993
 (State or other jurisdiction of    (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)




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Items 1-4.  Not Applicable.

Item 5.  Other Information.

         Vencor, Inc. (the "Company") announced that it has entered into a Corporate Integrity Agreement (the "Corporate Integrity Agreement") with the Office of the Inspector General ("OIG") of the Department of Health and Human Services. Under the Corporate Integrity Agreement, the Company will implement a comprehensive internal quality improvement program in its nursing centers and long-term hospitals and its regional and corporate offices.

         As part of the Corporate Integrity Agreement, the Company will retain staff at the University of Wisconsin's Center for Health Services Research and Analysis ("CHSRA"), to assist in developing the internal quality improvement program. The Director of CHSRA, David Zimmerman, Ph.D., is a nationally known expert in long-term care quality, and he and the staff at CHSRA are recognized for their work in developing quality indicators now widely accepted as the standard in long-term care. Under Dr. Zimmerman's direction, CHSRA also will monitor and evaluate the Company's program and report its findings to the OIG.

         The Corporate Integrity Agreement includes six components, many of which the Company already has in place. The Company's existing program will be enhanced to conform to the Corporate Integrity Agreement.

         . The Company will adopt and implement written standards on federal healthcare program requirements with respect to financial and quality of care issues.

         . The Company will conduct training each year for all employees to assure compliance with federal healthcare requirements. Every employee will undergo a minimum two hours of "general" compliance training annually. At least two hours of "specific" training, tailored to issues affecting employees with certain job responsibilities, will also be provided annually, as will a minimum of two hours for care-giving employees focused on quality care. In addition, the Company will continue to operate its internal compliance hotline.

         . The Company will put in place a comprehensive internal quality improvement program, which will include establishing committees at the facility, regional and corporate levels to review quality-related data, direct quality improvement activities and implement and monitor corrective action plans. Dr. David Zimmerman, Director of CHSRA, will assist in program development and will evaluate its integrity and effectiveness for the OIG.

         . The Company will enhance its current system of internal financial controls to promote compliance with federal healthcare program requirements on billing and related financial issues, including a variety of internal audits and compliance reviews. An independent review organization will be retained to evaluate the

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             integrity and effectiveness of the Company's internal systems and will report annually its findings to the OIG.

         . The Company will submit annual reports to the OIG demonstrating compliance with the terms of the Corporate Integrity Agreement.

         . The Corporate Integrity Agreement contains standard penalty provisions for breach.

         The preceding summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Corporate Integrity Agreement.

         As previously announced, the Company has continued to make progress in its reorganization. The Company has made substantial progress in its discussions with Ventas, Inc. (NYSE: VTR), the senior bank lenders, holders of the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes due 2005 and the advisors to the official committee of unsecured creditors toward a consensual plan of reorganization.

         The Company also has continued its conversations with the Department of Justice ("DOJ") regarding a settlement of the ongoing investigations. The Company believes the Corporate Integrity Agreement will be part of an overall settlement with the DOJ and is optimistic that it soon will be in a position to file a consensual plan of reorganization. The Corporate Integrity Agreement must be approved by the United States Bankruptcy Court for the District of Delaware (the "Court") and would become effective concurrent with emergence from Chapter 11.

         A copy of the Company's press release announcing the Corporate Integrity Agreement is included as an exhibit to this filing.

         Vencor and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the Court on September 13, 1999.

         Certain statements set forth above, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors

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that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete the Company's plan of reorganization; the ability of the Company to operate pursuant to the terms of the DIP Financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of the Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the DOJ concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments

Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             Exhibit 99.1  Press release dated August 8, 2000.

Items 8-9.   Not Applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VENCOR, INC.



Dated:  August 9, 2000                  By: /s/ Richard A. Lechleiter
                                            -------------------------
                                            Richard A. Lechleiter
                                            Vice President, Finance
                                            Corporate Controller and
                                            Treasurer

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